Exhibit 99.1

Manitex International, Inc. Receives Nasdaq Continued Listing Notice

BRIDGEVIEW, Il., November 17, 2017 — Manitex International, Inc. (NASDAQ:MNTX) (the “Company”), a leading international provider of cranes and specialized industrial equipment, today announced that on November 13, 2017, it received a letter notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended September 30, 2017, the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) for continued listing. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required period financial reports with the Securities and Exchange Commission. The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.

As previously disclosed by the Company on November 6, 2017, due to the Company’s announced intent to file restated annual and quarterly financial statements for 2016 and certain periods of 2017, the issuance by the Company of its earnings release, and filing by the Company of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 would be delayed. Manitex reiterates that all such restatements and related filings will be completed as quickly as possible, and stated that it intends to take all necessary steps to maintain compliance with all listing requirements of Nasdaq. The Company also reiterates that it intends to schedule a conference call to discuss the quarterly results for the quarter ended September 30, 2017, the restatements, and a business update upon completion of the restatements.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment including straight-mast and jointed-mast boomtrucks and other cranes. Our products, which are manufactured in facilities located in the USA and Italy, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,”

“estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Manitex International, Inc.	Darrow Associates, Inc.
David Langevin	Peter Seltzberg, Managing Director
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	(516) 419-9915
dlangevin@manitex.com	pseltzberg@darrowir.com